As filed with the Securities and Exchange Commission on May 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0318078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(Address of Principal Executive Office) (Zip Code)

Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan

(Full title of the plan)

Lynn A. Feldman

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(210) 547-8800

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Clear Channel Outdoor Holdings, Inc. (the “Company”), which have been authorized and reserved for issuance under the 2012 Third Amended and Restated Stock Incentive Plan (the “2024 Plan”) and include shares of Common Stock that may again become available for delivery with respect to awards under the 2024 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2024 Plan. The 2024 Plan was adopted by the Board of Directors of the Company on March 14, 2024 and approved by stockholders at the Company’s annual meeting on May 16, 2024. Pursuant to General Instruction E of Form S-8, the contents of the Company’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2012 (File No. 333-181514), as amended by the Post-Effective Amendment No. 1 filed with the Commission on May 3, 2019, and May 10, 2021 (File No. 333-255956) (together, the “Prior Registration Statements”), are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.	Indemnification of Directors and Officers.

At the Company’s annual meeting on May 16, 2024, stockholders of the Company approved an amendment to the Company’s Amended Certificate of Incorporation to eliminate the personal liability of certain of the Company’s officers in limited circumstances as permitted by Section 102(b)(7) of the Delaware General Corporation Law. Such exculpation does not eliminate officers’ monetary liability for breach of the fiduciary duty claims brought by or in the right of the Company, and does not apply to (i) officers’ breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law and any transaction in which the officer derived an improper personal benefit, or (ii) acts or omissions of officers occurring prior to the date when the amendment became effective.

Other information required by Item 6 is incorporated herein by reference from the Prior Registration Statements.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on May 2, 2019).

4.2*	Certificate of Amendment to the Amended Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc.

4.3	Amended and Restated Bylaws of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on May 2, 2019).

4.4	Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to Clear Channel Outdoor Holdings, Inc.’s Registration Statement on Form S-8 (File No. 333-181514) filed on May 18, 2012).

4.5	Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B to Clear Channel Outdoor Holdings, Inc.’s definitive proxy statement on Schedule 14A for its 2017 Annual Meeting of Stockholders filed on April 19, 2017).

4.6	Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to Clear Channel Outdoor Holdings, Inc.’s definitive proxy statement on Schedule 14A for its 2021 Annual Meeting of Stockholders filed on March 17, 2021).

4.7	Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B to the Clear Channel Outdoor Holdings, Inc.’s definitive proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders filed on March 29, 2024).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland and Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this the 24th day of May, 2024.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Scott R. Wells
Scott R. Wells
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Sailer and Lynn A. Feldman, or any of them, as true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments and supplements, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of May, 2024.

Signature	Title

/s/ Scott R. Wells Scott R. Wells	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ David Sailer David Sailer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jason Dilger Jason Dilger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ John Dionne John Dionne	Director

/s/ Lisa Hammitt Lisa Hammitt	Director

/s/ Andrew Hobson Andrew Hobson	Director

/s/ Thomas C. King Thomas C. King	Director

/s/ Joe Marchese Joe Marchese	Director

/s/ W. Benjamin Moreland W. Benjamin Moreland	Chair of the Board of Directors

/s/ Mary Teresa Rainey Mary Teresa Rainey	Director

/s/ Raymond T. White Raymond T. White	Director

/s/ Jinhy Yoon Jinhy Yoon	Director